Nicor Inc.
                                          Birdsall, Inc.
                                          Retirement
                                             Savings Plan
                                          Form 11-K
                                          Exhibit 23.03



INDEPENDENT AUDITORS' CONSENT


Nicor Inc.:


We consent to the incorporation by reference in Registration Statement No. 333-28579 of Nicor, Inc. Form S-8 of our report dated June 18, 2002 on the financial statements of the Birdsall, Inc. Retirement Savings Plan as of and for the year ended December 31, 2001, included in this Annual Report on Form 11-K of Nicor Companies Savings Investment Plan, Nicor Companies Thrift Plan and Birdsall, Inc. Retirement Savings Plan for the year ended December 31, 2001.



DELOITTE & TOUCHE LLP
Deloitte & Touche LLP

June 26, 2002
Fort Lauderdale, Florida